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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of HS Resources, Inc. on Form S-4 of our report dated February 26, 1996 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the 1993 change in the method of accounting for income taxes) appearing in the Annual Report on Form 10-K of Tide West Oil Company for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                            DELOITTE & TOUCHE LLP

March 26, 1996
Tulsa, Oklahoma